Exhibit (15)

The Board of Directors and Shareholders of
S&P Global Inc.

We are aware of the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-8 (No. 33-49743) pertaining to the 1993 Key Employee Stock Incentive Plan,

2.	Registration Statements on Form S-8 (No.333-30043 and No. 333-40502) pertaining to the 1993 Employee Stock Incentive Plan,

3.	Registration Statement on Form S-8 (No. 333-92224) pertaining to the 2002 Stock Incentive Plan,

4.	Registration Statement on Form S-8 (No. 333-116993) pertaining to the Amended and Restated 2002 Stock Incentive Plan,

5.	Registration Statement on Form S-8 (No. 333-06871) pertaining to the Director Deferred Stock Ownership Plan,

6.
Registration Statement on Form S-8 (No. 33-50856) pertaining to the Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, the Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, the Standard & Poor's Savings Incentive Plan for Represented Employees, the Standard & Poor's Employee Retirement Account Plan for Represented Employees, the Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries,

7.
Registration Statement on Form S-8 (No. 333-126465) pertaining to the Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, the Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, the Standard & Poor's Savings Incentive Plan for Represented Employees, and the Standard & Poor's Employee Retirement Account Plan for Represented Employees,

8.	Registration Statement on Form S-8 (No. 333-157570) pertaining to the 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries,

9.	Registration Statement on Form S-8 (No. 333-167885) pertaining to the Amended and Restated 2002 Stock Incentive Plan,

10.	Registration Statement on Form S-8 (No. 333-170902) pertaining to the 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and

11.
Registration Statement on Form S-3 (No. 333-224198) pertaining to the Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Units and Guarantees of Debt Securities of S&P Global Inc.;

of our report dated July 26, 2018 relating to the unaudited consolidated interim financial statements of S&P Global Inc., which are included in its Form 10-Q for the quarter ended June 30, 2018.

/s/ ERNST & YOUNG LLP

New York, New York
July 26, 2018